Exhibit 99.2

October 27, 2014

To: The Board of Directors of NGL Energy Holdings LLC

Effective as of October 27, 2014, I, Carlin G. Conner, do hereby voluntarily resign from the position of Director of NGL Energy Holdings LLC.

Sincerely,

/s/ Carlin G. Conner